Exhibit 10.1

GLOBAVEND HOLDINGS LIMITED

2026 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Globavend Holdings 2026 Equity Incentive Plan (“Plan”) are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors, and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Share Options, Nonstatutory Share Options, Restricted Shares, Share Appreciation Rights, Restricted Share Units, Performance Units, Performance Shares, and Other Share Based Awards.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or the Committee appointed by the Board to administer the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares or Other Share Based Awards.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. Each Award Agreement entered into hereunder shall be subject to the terms and conditions of the Plan.

(e) “Awarded Shares” means the Ordinary Shares subject to an Award.

(f) “Board” means the Board of Directors of the Company, from time to time.

(g) “Change in Control” means the occurrence of any of the following events:

(i)	An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company by any “person” (as such term is used in Section 13(d) or 14(d) of the Exchange Act), immediately after which such person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then issued and outstanding voting securities;

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)	A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)	The consummation of a merger or consolidation of the Company with any other company or corporation, other than a merger or consolidation which would result in the voting securities of the Company issued and outstanding immediately prior thereto continuing to represent (either by remaining issued and outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent issued and outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and the rulings issued and regulations promulgated thereunder. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means the compensation committee of the Board, or such other committee of at least two (2) persons as the Board shall designate.

(j) “Company” means Globavend Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands, or any successor thereto.

(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or a Subsidiary to render consulting or advisory services and is compensated for such services or (ii) serving as a member of the board of directors of a Subsidiary and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(l) “Control” means, with respect to any entities, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of an entity whether through the ownership of the voting securities of such entity or by contract or otherwise.

(m) “Director” means a director of the Company.

(n) “Disability” means a total and permanent disability incurred by a Participant whereby the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, provided that in the case of Awards other than Incentive Share Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Dividend Equivalent” means a credit, made at the discretion of the Administrator, for the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service solely as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, for purposes of the Plan and except as may be otherwise explicitly provided in the Plan or in any Award Agreement, the Fair Market Value of an Ordinary Share at any particular date is determined according to the following rules:

(i)	If the Ordinary Shares are at the time listed or admitted to trading on any Trading Market, then Fair Market Value means the Closing Price for the Ordinary Shares on such date. The “Closing Price” on any date means the last sale price for the Ordinary Shares, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Ordinary Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading with a Trading Market; or

(ii)	If the Ordinary Shares are not at the time listed or admitted to trading with a Trading Market, then Fair Market Value shall be determined in good faith by the Board, which may take into consideration (A) the price paid for the Ordinary Shares in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (B) an appraisal by an independent party or (C) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Incentive Share Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(u) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(v) “Nonstatutory Share Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Share Option.

(w) “Ordinary Shares” means the ordinary shares of the Company, par value US$0.20, and any shares or other securities into which such ordinary shares may be substituted, converted or into which they may be exchanged.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a share option granted pursuant to the Plan.

(z) “Other Share Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Ordinary Shares and are created by the Administrator pursuant to Section 12.

(aa) “Outside Director” means a Director who is not an Employee.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award granted under the Plan.

(dd) “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(ee) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(ff) “Period of Restriction” means the period during which the transfer of Restricted Shares is subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance or the occurrence of other events as determined by the Administrator.

(gg) “Plan” means this 2026 Equity Incentive Plan, as amended from time to time.

(hh) “Restricted Shares” means Ordinary Shares issued pursuant to an Award under Section 8 or issued pursuant to the early exercise of an Option.

(ii) “Restricted Share Unit” means an unfunded and unsecured promise to issue Ordinary Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a Period of Restriction requiring that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 11 of the Plan.

(jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll) “Service Provider” means an Employee, Director or Consultant.

(mm) “Share” means an Ordinary Share, as adjusted in accordance with Section 15 of the Plan.

(nn)  “Share Appreciation Right” or “SAR” means an Award that pursuant to Section 9 of the Plan is designated as a SAR and which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(oo) “Subsidiary” means any entities Controlled by the Company, provided, however, for the purpose of Incentive Share Options, “subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424 (f) of the Code. For purposes of the Plan and except for Incentive Share Option purposes if necessary, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards as may apply to the consolidated financial statements of the Company shall be deemed a Subsidiary.

(pp) “Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; or the OTCQB or OTCQX markets maintained by The OTC Markets Group (or any successors to any of the foregoing).

3. Ordinary Shares Subject to the Plan.

(a) Ordinary Shares Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Ordinary Shares that may be issued under the Plan shall not exceed two million five hundred thousand (2,500,000) Ordinary Shares. The Ordinary Shares subject to the Plan may be authorized, but unissued, or repurchased Ordinary Shares held in treasury. Ordinary Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon the allotment or issue of Ordinary Shares pursuant to the exercise or settlement of an Award, the number of Ordinary Shares available for issuance under the Plan shall be reduced only by the number of Ordinary Shares actually issued in such payment. The allotment and issuance of Shares pursuant to the terms of this Plan following the exercise of an Award shall be subject to the Company’s Memorandum and Articles of Association, as amended and in effect from time to time.

(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Ordinary Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Ordinary Shares allocable to the terminated portion of such Award or such forfeited or repurchased Ordinary Shares shall again be available for grant under the Plan.

(c) Share Certificates.

(i)	Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(ii)	Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee or required by Applicable Laws, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded on the register of members of the Company.

(d)  Share Reserve. The Company, during the term of the Plan, shall at all times keep available such number of Ordinary Shares authorized for issuance as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i)	Administrative Bodies. The Board or the Committee shall administer the Plan.

(ii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(iv)	Delegation of Authority for Day-to-Day Administration. The Administrator may, by resolution, expressly delegate to a special committee, consisting of one or more Directors who may but need not be Officers, the authority, within specified parameters as to the number and types of Awards, (A) to designate Officers and/or Employees of the Company or any of its Subsidiaries to be recipients of Awards under the Plan and (B) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons subject to Section 16(b). The acts of such delegates shall be treated as acts of the Administrator, and such delegates shall report regularly to the Administrator regarding the delegated duties and responsibilities and any Awards granted.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion and subject to the requirements of Applicable Laws:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of the Ordinary Shares to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(viii)	to modify or amend each Award (subject to Section 18(c) of the Plan), including (A) the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan and (B) accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions;

(ix)	to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Ordinary Shares or cash to be issued upon exercise or vesting of an Award that number of the Ordinary Shares or cash having a Fair Market Value equal to the maximum amount required to be withheld. The Fair Market Value of any Ordinary Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Ordinary Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)	to determine whether Awards will be settled in Ordinary Shares, cash or in any combination thereof;

(xii)	to determine whether Awards will be adjusted for Dividend Equivalents;

(xiii)	to create Other Share Based Awards for issuance under the Plan;

(xiv)	to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xv)	to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Ordinary Shares issued as a result of or under an Award, including without limitation, restrictions under an insider trading policy, and

(xvi)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Administrator under the Plan.

5. Eligibility. Nonstatutory Share Options, Restricted Shares, Share Appreciation Rights, Performance Units, Performance Shares, Restricted Share Units and Other Share Based Awards may be granted to Service Providers. Incentive Share Options may be granted only to Employees.

6. Limitations.

(a) ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Share Option or a Nonstatutory Share Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Share Options. For purposes of this Section 6(a), Incentive Share Options will be taken into account in the order in which they were granted. The Fair Market Value of the Ordinary Shares will be determined as of the time the Option with respect to such Ordinary Shares is granted.

(b) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

7. Share Options.

(a) Number and Term of Option. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options under the Plan. The Administrator will have complete discretion to determine the number of Options granted to any Service Provider. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Share Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Share Option granted to a Participant who, at the time the Incentive Share Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Incentive Share Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i)	Exercise Price. The per share exercise price for the Ordinary Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(A)	In the case of an Incentive Share Option

(1)	granted to an Employee who, at the time the Incentive Share Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all shares of the Company or any Parent or Subsidiary, the per share exercise price will be no less than 110% of the Fair Market Value per Ordinary Share on the date of grant.

(2)	granted to any Employee other than an Employee described in paragraph (1) immediately above, the per share exercise price will be no less than 100% of the Fair Market Value per Ordinary Share on the date of grant.

(B)	In the case of a Nonstatutory Share Option, the per share exercise price will be determined by the Administrator, provided that such per share exercise price will be no less than 100% of the Fair Market Value per Ordinary Share on the date of grant.

(ii)	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

Notwithstanding the above, the per share exercise price for the Ordinary Shares shall not at any time fall below the par value of the Ordinary Shares.

(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Share Option, the Administrator shall determine the acceptable forms of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i)	cash;

(ii)	check, subject to collection;

(iii)	recourse promissory note;

(iv)	other Ordinary Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)	a reduction in the amount of any Company liability to the Participant;

(vii)	in the case of a Nonstatutory Share Option, consideration deriving from a net expense;

(viii)	any combination of the foregoing methods of payment; or

(ix)	such other consideration and method of payment for the issuance of Ordinary Shares to the extent approved by the Board and permitted by Applicable Laws.

(d) Exercise of Option.

(i)	Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of an Ordinary Share.

An Option will be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; and (B) full payment for the Ordinary Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Ordinary Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Ordinary Shares are issued (as evidenced by the appropriate entry in the register of members of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Ordinary Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Ordinary Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Ordinary Shares thereafter available for sale under the Option, by the number of Ordinary Shares as to which the Option is exercised.

(ii)	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. If after termination the Participant does not exercise his or her Option as to all of the vested Ordinary Shares within the time specified by the Administrator, the Option will be forfeited and will revert to the Plan, and the Ordinary Shares covered by the unexercised Option will again become available for grant under the Plan.

(iii)	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. If after termination the Participant does not exercise his or her Option as to all of the vested Ordinary Shares within the time specified by the Administrator, the Option will terminate, and the remaining Ordinary Shares covered by such Option will be forfeited, and the Ordinary Shares covered by the unexercised Option will revert to the Plan and will again become available for grant under the Plan.

(iv)	Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. If the Option is not exercised as to all of the vested Ordinary Shares within the time specified by the Administrator, the Option will terminate, and the remaining Ordinary Shares covered by such Option will be forfeited and the Ordinary Shares covered by the unexercised Option will again become available for grant under the Plan.

(e) Notice of ISO Stock Disposition. The Participant shall notify the Company promptly in the event that the Participant sells, transfers, exchanges or otherwise disposes of any Ordinary Shares issued upon exercise of an Incentive Share Option before the later of (i) the second (2nd) anniversary of the date of grant of the Incentive Share Option or (ii) the first (1st) anniversary of the date the shares were issued upon exercise of the Incentive Share Option.

8. Restricted Shares.

(a) Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Shares to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Share Agreement. Each Award of Restricted Shares will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Ordinary Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Restricted Shares will be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.

(c) Transferability. Except as provided in this Section 8, Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Restricted Shares as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Restricted Shares covered by each Restricted Shares grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Board, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Restricted Shares granted hereunder may exercise the voting rights applicable to those Restricted Shares, unless the applicable Award Agreement provides otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Restricted Shares will be entitled to receive all dividends and other distributions paid with respect to such Restricted Shares unless otherwise provided in the Award Agreement; provided that any such dividends and other distributions will be subject to the same restrictions and risk of forfeiture as the Restricted Shares. If any such dividends or distributions are paid in Ordinary Shares, the Ordinary Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

(h) Return of Restricted Shares to Company. On the date set forth in the Award Agreement, the Restricted Shares for which the Period of Restriction has not lapsed will be forfeited and will revert to the Company and will again become available for grant under the Plan.

9. Share Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of SARs. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the per-Share exercise price and other terms and conditions of SARs granted under the Plan; provided that such exercise price of each SAR shall not be less than 100% of the Fair Market Value of an Ordinary Share on the date of grant.

(d) Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, may accelerate exercisability at any time.

(e) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.

(g) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of an Ordinary Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the SAR is exercised.

(iii)	At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof.

Such amount shall be subject to applicable withholding.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of an Ordinary Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out or vested, as applicable, to the Participant. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units and Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional or individual goals, applicable securities laws or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as applicable, will be entitled to receive a payout of the number of Performance Units, or will vest in the number of Performance Shares, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved, as determined by the Administrator in its sole discretion. After the grant of a Performance Unit or Performance Share, the Board, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit or Performance Share.

(e) Form and Timing of Payment of Performance Units. Payment of earned Performance Units will be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f) Cancellation of Performance Units and Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares will be forfeited to the Company, and will again be available for grant under the Plan.

11. Restricted Share Units. Restricted Share Units shall consist of a Restricted Share, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator, subject to compliance with Section 409A of the Code.

12. Other Share Based Awards. Other Share Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Share Based Awards shall be made, the amount of such Other Share Based Awards, and all other conditions of the Other Share Based Awards including any dividend and/or voting rights.

13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent or any Subsidiary. For purposes of Incentive Share Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Share Option held by the Participant will cease to be treated as an Incentive Share Option and will be treated for U.S. federal tax purposes as a Nonstatutory Share Option.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Ordinary Shares, other securities or other property), recapitalization, share capitalization, share subdivision, share consolidation, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Ordinary Shares or other securities of the Company or other change in the corporate structure of the Company affecting the Ordinary Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Ordinary Shares which may be issued under the Plan, the number, class, and price of Ordinary Shares subject to outstanding Awards, and the numerical limits in Section 3(a). Notwithstanding the preceding, the number of Ordinary Shares subject to any Award always shall be a whole number.

(b) Winding-Up, Liquidation, and Dissolution. In the event of the proposed winding up, liquidation, and dissolution of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Shares covered thereby, including Ordinary Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse, and that any Award vesting shall accelerate, provided the proposed winding up, liquidation, and dissolution takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action. For the avoidance of doubt, no Ordinary Shares or any change in shareholding of the Company shall take place after commencement of winding up of the Company.

(c) Change in Control.

(i)	Share Options and SARs. In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent Option or SAR substituted by the acquiring or successor company or corporation or a Parent of the acquiring or successor company or corporation. Unless determined otherwise by the Administrator, in the event that the successor company or corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Shares, including those as to which it would not otherwise be vested or exercisable; provided, that any Option or SAR for which the exercise price is greater than the consideration offered by the acquiring or successor company or corporation shall terminate as of the effective date of the Change in Control. If an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change in Control, the Option or SAR confers the right to purchase or receive, for each Awarded Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the Change in Control by holders of the Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the issued and outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely Ordinary Shares of the acquiring or successor company or corporation or its Parent, the Administrator may, with the consent of the acquiring or successor company or corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Awarded Share subject to the Option or SAR, to be solely Ordinary Shares of the acquiring or successor company or corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor company or corporation modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the acquiring or successor company or corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(ii)	Restricted Shares, Performance Shares, Performance Units, Restricted Share Units and Other Share Based Awards. In the event of a Change in Control, each outstanding Award of Restricted Shares, Performance Share, Performance Unit, Restricted Share Unit or Other Share Based Award shall be assumed or an equivalent Restricted Share, Performance Share, Performance Unit, Restricted Share Unit or Other Share Based Award substituted by the acquiring or successor company or corporation or a Parent of the acquiring or successor company or corporation. Unless determined otherwise by the Administrator, in the event that the acquiring or successor company or corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award including as to Shares and Units that would not otherwise be vested, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels. For the purposes of this paragraph, an Award of Restricted Shares, Performance Shares, Performance Units, Other Share Based Awards, and Restricted Share Units shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Ordinary Share subject to the Award immediately prior to the Change in Control (and if a Restricted Share Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether shares, cash or other securities or property) received in the Change in Control by holders of the Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the Change in Control is not solely Ordinary Shares of the successor company or corporation or its Parent, the Administrator may, with the consent of the acquiring or successor company or corporation, provide that the consideration to be received for each Ordinary Share (and if a Restricted Share Unit or Performance Unit, for each Ordinary Share as determined based on the then current value of the unit) be solely Ordinary Shares of the acquiring or successor company or corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor company or corporation modifies any of the performance goals without the Participant’s consent; provided, however, that a modification to the performance goals only to reflect the acquiring or successor company or corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(iii)	Outside Director Awards. Notwithstanding any provision of Section 15(c)(i) or 15(c)(ii) to the contrary, with respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following the assumption or substitution the Participant’s status as a Director or a director of the acquiring or successor company or corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise his or her Options and Share Appreciation Rights as to all of the Awarded Shares, including those as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Shares and Restricted Share Units, as applicable, will lapse, and, with respect to Performance Shares, Performance Units, and Other Share Based Awards, all performance goals and other vesting criteria will be deemed achieved at target levels and all other terms and conditions met; provided, that any Option or SAR for which the exercise price is greater than the consideration offered by the acquiring or successor company or corporation shall terminate as of the effective date of the Change in Control.

(d) Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Section 15, the Administrator may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Administrator may consider appropriate to prevent dilution or enlargement of rights.

(e) Limitation on Certain Adjustments. Notwithstanding any provision in this Section 15, no adjustment shall be made to the terms or conditions of an Option or SAR under the terms of the Plan unless the adjustment would not otherwise cause adverse tax consequences to the Participant under Section 409A of the Code or result in the loss of Incentive Share Option status under Section 424 of the Code (without the Grantee’s consent).

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator, consistent with applicable laws; provided that with respect to the grant of an Option, such date is determined in a manner consistent with Section 409A and Section 422 of the Code. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective pursuant to the resolution adopting the Plan by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Ordinary Shares.

(a) Legal Compliance. Ordinary Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance of such Ordinary Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such Ordinary Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority will not have been obtained.

22. Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of income and additional taxes under Section 409A(a)(1) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations. If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the twelve (12)-month period ending on the date of his or her termination of employment, and any Award hereunder subject to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment.

23. Interpretation. In this Plan:

(a) any forfeiture of Shares described herein will take effect as a surrender of shares for no consideration of such Shares as a matter of Cayman Islands law;

(b) any share dividends described herein will take effect as share capitalizations as a matter of Cayman Islands law;

(c) any share splits described herein will take effect as share sub-divisions as a matter of Cayman Islands law;

(d) the allotment and issuance of Shares pursuant to the terms of this Plan following the exercise of an Option or Award shall be subject to the Memorandum and Articles of Association of the Company, as amended and in effect from time to time; and

(e) as a matter of Cayman Islands law, Shares shall not in fact be legally issued, transferred, redeemed, repurchased or forfeited until the time at which the appropriate entries are made in Register of Members of the Company (the Register of Members being prima facie evidence of legal title to shares).

24. Choice of Law. The Plan will be governed by and construed in accordance with the laws of the Cayman Islands without regard to principles of conflicts of laws, except that where any provision of this Plan makes express reference to the laws of any jurisdiction other than the Cayman Islands (including, without limitation, references to the U.S. Internal Revenue Code, the U.S. Securities Exchange Act of 1934, any U.S. Treasury Regulations or any rules promulgated thereunder), the interpretation and application of such provision shall be governed by and construed in accordance with the laws of that other jurisdiction to the extent necessary to give effect to such provision.

As approved by the Board of the Company on June 26, 2026.